UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 13, 2013

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 8.01 Other Events

As previously disclosed, on January 15, 2013, The NASDAQ Listing Qualifications department notified the Company that for the past 30 consecutive business days, the closing bid price per share of the Company’s common stock was below the $1.00 minimum bid price requirement and, as a result, the Company was not in compliance with the Listing Rule. The Company was provided 180 calendar days, or until July 15, 2013, to regain compliance.

On June 13, 2013, the Company received notification from The NASDAQ Listing Qualifications department that it had regained compliance with the minimum bid price requirement under the Listing Rule after the Company’s common stock attained a closing bid price of at least $1.00 per share for ten consecutive business days and that the matter is now closed. During the ten consecutive business day period, from May 30, 2013 to June 12, 2013, the closing bid price per share of our common stock ranged from $1.03 to $1.45.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: June 13, 2013	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

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